Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT WAS OMITTED BY MEANS OF MARKING SUCH INFORMATION WITH BRACKETS (“[***]”) BECAUSE THE IDENTIFIED CONFIDENTIAL INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

THIS RENEWAL AGREEMENT IS MADE ON 30 NOVEMBER 2023

BETWEEN:

(1)	MAXWILL (ASIA) PTE. LTD. (Company Registration No. 199905448N), a company incorporated under the laws of Singapore and having its registered office at 10 Bukit Batok Crescent, #10-01, The Spire, Singapore 658079 (“Lender”); and

(2)	CARFAX COMMODITIES (ASIA) PTE. LTD. (Company Registration No. 202038656K), a company incorporated under the laws of Singapore and having its registered office at 10 Bukit Batok Crescent, #10-01, The Spire, Singapore 658079 (“Borrower”);

(each a “Party” and collectively, “Parties”).

BACKGROUND:

Whereas, the Lender and the Borrower entered into a loan agreement dated 30 November 2020 (the “Original Agreement”), whereby the Lender agreed to lend a certain sum of money to the Borrower, and the Borrower agreed to repay the loan under the terms and conditions specified therein.

RENEWAL TERMS AND CONDITIONS:

1.	LOAN AND UTILISATION

1.1	The Parties acknowledge that the Lender has granted to the Borrower a facility in the principal amount of USD6,000,000.00 (“Loan”) on 30 November 2023 (“Effective Date”). The Loan remains outstanding as at the date of this Agreement.

2.	INTEREST

2.1	The Loan shall bear interest at the rate 6.5%, calculated on a per annum basis, based on principal amount outstanding on the Loan (“Interest”).

Any accrued Interest payable shall be paid upon repayment of the Loan or conversion in accordance with Clause 4, as the case may be. Interest shall accrue up to the date of receipt of actual full payment.

2.2	Interest in respect of the Loan shall accrue from day to day calculated on the basis of a 360-day year consisting of 12 months of 30 days each (and in the case of an incomplete month, the number of days elapsed), from and including the Effective Date up to and excluding the Final Maturity Date or the date of conversion in accordance with Clause 4.

“Final Maturity Date” means the date falling 36 months from the Effective Date, or such date as the Borrower and the Lender may otherwise agree in writing;

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3.	TERM AND REPAYMENT

3.1	The term of the Loan shall commence from the Effective Date and expire on the earliest of (a) the Final Maturity Date; or (b) (in the event of the exercise of the Conversion Right by the Lender the occurrence of or in connection with a Conversion Event) on the Conversion Date, in accordance with this Agreement.

3.2	On the Final Maturity Date (or in the event that the Final Maturity Date is not a Business Day, on the Business Day immediately following the Final Maturity Date), and in the event that the Loan is not converted into the Conversion Shares (pursuant to Clause 4 below), or the term of the Loan otherwise extended by the Parties, the Borrower shall repay to the Lender the Loan pursuant to in cash denominated in US Dollars.

3.3	The term of the Loan may be extended by written consent of the Borrower and the Lender.

3.4	The borrower is granted payment flexibility to make payments towards the loan at any time, without incurring any prepayment penalties or restrictions. There are no limitations on the frequency or number of additional payments.

4.	CONVERSION

4.1	Conversion Right

(a)	Conversion Period

Subject as hereinafter provided, the Lender have the right to convert all (and not part only) of the Loan and all other amounts accrued or owing in connection with the Loan (including any accrued interest) (at any time, “Outstanding Amount”) into new ordinary shares of the Borrower (“Conversion Shares”) at any time upon the occurrence of or in connection with a Conversion Event (“Conversion Right”).

(b)	Conversion Price and valuation

For the purposes of the Conversion, the valuation of the Borrower is fixed at [***] (“Conversion Valuation”), which is the implied valuation of the Borrower as at the date of this Agreement. The price at which each Conversion Share will be based on the above valuation and number of issued shares at the point of Conversion. The Conversion Valuation is fixed and is anti-dilutive and cannot be adjusted.

4.2	Right to Dividends and Distributions

The Borrower hereby undertakes to the Lender that the Conversion Shares allotted pursuant to this Clause 4 shall carry the right to receive all dividends and other distributions declared on and after the Conversion Date and other rights pursuant to the constitution of the Borrower and the prevailing laws in Singapore and shall be credited as fully-paid and in all respects rank pari passu with the ordinary shares of the Company (as the case may be) in issue on the Conversion Date.

5.	PREPAYMENT

5.1	The Borrower may, if it gives the Lender not less than [***] Business Days’ (or such shorter period as the Lender may agree) prior written notice (“Prepayment Notice”), prepay the whole (and not part only) of the Loan (including any Interest accrued thereon) before the Final Maturity Date.

5.2	Any Prepayment Notice given under this Clause 5 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date upon which the prepayment is to be made and the amount of that prepayment.

5.3	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and all other amounts accrued under this Agreement and owing to the Lender.

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5.4	The Borrower shall not repay or prepay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement.

6.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT AND GOVERNING LAW

A person who is not party to this Agreement has no right under the Contract (Rights of Third Parties Act) 2001 of Singapore to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Act. Notwithstanding any term of this Agreement, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.

This Agreement and the relationship between the Parties shall be governed by, and construed in accordance with, the laws of Singapore.

IN WITNESS WHEREOF THIS AGREEMENT has been entered into on the date stated at the beginning.

Borrower

SIGNED by Tan Choo Kiat	)
for and on behalf of	)
Carfax Commodities (Asia) Pte Ltd	)
)
in the presence of:-)

/s/ Tan Choo Kiat

Name: [***]

ID Number: [***]

Lender

SIGNED by Leck Li Peng	)
for and on behalf of	)
MAXWILL (ASIA) PTE. LTD.	)
)
in the presence of:-)

/s/ Leck Li Peng

Name: [***]

ID Number: [***]

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